UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
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INFORMATION REQUIRED IN PROXY STATEMENT

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☒	Soliciting Material Pursuant to § 240.14a-12

J. ALEXANDER’S CORPORATION
(Name of Registrant as Specified in Its Charter) PRIVET FUND LP PRIVET FUND MANAGEMENT LLC RYAN LEVENSON BEN ROSENZWEIG TODD DIENER
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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On June 28, 2012, Privet Fund LP issued the following press release:

Privet Fund LP Delivers Letter to Independent Directors of J. Alexander’s Expressing
Dissatisfaction with the Proposed Merger with Subsidiary of Fidelity National Financial

Believes that current transaction materially undervalues the Company

Concerned about depth of sale process

Views deal as unacceptable to shareholders

ATLANTA, June 28, 2012 / PRNEWSWIRE/ -- Privet Fund LP (“Privet”), member of The Committee to Strengthen J. Alexander’s (the “Committee”), a group that collectively holds over 10% of the common stock of J. Alexander’s Corporation (“J. Alexander’s” or the “Company”) (NASDAQ: JAX) announced today that it has delivered a letter to the independent members of the Company’s Board of Directors to inform them of Privet’s dissatisfaction with the Company’s proposed merger with a subsidiary of Fidelity National Financial.  In the letter, Privet expresses its belief that the proposed transaction materially undervalues the Company and voices concern over whether the Company and its advisors conducted a thorough process in a legitimate attempt to maximize shareholder value.  Privet further states it is confident that the current offer, in which shareholders are to receive a mix of cash and newly issued stock in a controlled company, is extremely unpalatable to the current owners of J. Alexander’s.

The full text of Privet’s letter is shown below:

June 28, 2012

E. Townes Duncan
Brenda B. Rector
Joseph N. Steakley

J. Alexander’s Corporation
3401 West End Avenue, Suite 260
Nashville, Tennessee 37202

Dear Independent Directors of J. Alexander’s Corporation,

As you are aware, Privet Fund Management LLC (together with its affiliates, “Privet” or “we”) collectively holds voting and dispositive power over 600,956 shares of J. Alexander’s Corp. (“J. Alexander’s” or the “Company”), or roughly 10.02% of the common shares outstanding.  We are writing to inform you of our dissatisfaction with the proposed “merger” with American Blue Ribbon Holdings, Inc. (“ABRH”), a subsidiary of Fidelity National Financial, Inc. (“Fidelity”).

We have seen no evidence that a widespread and thorough process was conducted by the Company or its investment bankers.  This was not the market-clearing price as determined by a robust auction with competitive bidding.  This was a limited outreach to a buyer capable of fulfilling the needs of a desperate and conflicted CEO.  This transaction was not conceived to deliver value to shareholders.  In fact, the intention was quite the opposite.  It was to escape the unwelcome scrutiny of each of the decisions you have collectively made throughout the duration of your tenure.  It is certainly more appealing to exit a Company through a transaction than be exposed as an ineffectual steward of shareholder capital.

Management can continue to peddle the merits of this transaction and the “significant benefits” for shareholders, but it is obvious to us that a cash and stock deal “valued at $12 per share” materially undervalues this Company.  We are mystified as to how this contemplated structure can possibly be of greater benefit than an all-cash bid.  No shareholder of J. Alexander’s wants a nominal, secondary class interest in an accumulation of businesses that have minimal overlap with the Company’s growing market niche and superior brand reputation.  Your belief otherwise bolsters our contention that you are seriously out of touch with the Company’s true owners and are unqualified to represent us in any meaningful capacity.  As we have maintained all along, either you have no concept of what this Company is truly worth or you are woefully misinformed as to whom that value actually belongs.

This transaction, coupled with the deplorable prelude to its occurrence (failure to engage, lowering the poison pill trigger, etc.), cements our belief that you have overwhelmingly failed those you have been tasked with representing.  Long-term shareholders of the Company (many of whom are individuals who have held this stock since it was Volunteer Capital) have seen significant destruction of shareholder value under the tenure of this Board and management team.  This transaction is the culmination of years of imprudent spending, incomprehensible strategies and disastrous corporate governance.  With individual stock ownership of under 0.1% of the outstanding shares, your incentives are completely misaligned with ours.  We have no desire for you to further negotiate how much we should be forced to accept for our Company.

We can assure you that your distorted sense of business judgment and blind allegiance to an entrenched management team have become strikingly evident.  We are confident that this deal, in its current structure and level of consideration, will be wholly unacceptable to like-minded shareholders.

We will continue to take all steps appropriate to protect our investment.

Best Regards,

Ryan Levenson and Ben Rosenzweig
Privet Fund Management LLC

Contact:
Ben Rosenzweig
Privet Fund Management LLC
(404) 419-2674

Source: Privet Fund LP

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Privet Fund LP (“Privet”), Privet Fund Management LLC (“Privet Management” and together with Privet, the “Privet Parties”) and the other participants named herein, have made a preliminary filing with the Securities and Exchange Commission ("SEC") of a proxy statement and accompanying proxy card to be used to solicit votes in connection with the solicitation of proxies for the election of individuals to the Board of Directors of J. Alexander’s Corporation (the “Company”) at the 2012 annual meeting of shareholders (the “2012 Annual Meeting”).

THIS COMMUNICATION MAY BE DEEMED TO BE SOLICITATION MATERIAL IN RESPECT OF THE SOLICITATION OF PROXIES BY THE PRIVET PARTIES AND THE OTHER PARTICIPANTS NAMED HEREIN FROM THE COMPANY’S SHAREHOLDERS IN CONNECTION WITH THE 2012 ANNUAL MEETING.  THE PRIVET PARTIES STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY STATEMENT WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

The participants in the proxy solicitation are Privet, Privet Management, Ryan Levenson, Benjamin Rosenzweig, and Todd Diener (collectively, the “Participants”).

Information regarding the Participants, including their direct or indirect interests in the Company, by security holdings or otherwise, is contained in the Schedule 13D initially filed by Privet, Privet Management, and Ryan Levenson with the SEC on November 3, 2011, as amended or may be amended from time to time (the "Schedule 13D").  The Schedule 13D is currently available at no charge on the SEC's website at http://www.sec.gov.  As of the date hereof, the Participants collectively own an aggregate of 603,985 shares of Common Stock of the Company, consisting of the following:  (1) 562,599 shares owned directly by Privet, (2) 38,357 shares owned directly by Privet Management, and (3) 3,029 shares owned directly by Benjamin Rosenzweig.  Ryan Levenson and Privet Management may be deemed to beneficially own the shares of Common Stock owned directly by Privet.  Ryan Levenson may be deemed to beneficially own the shares of Common Stock owned directly by Privet Management.

As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of the Participants is deemed to beneficially own the shares of Common Stock of the Company beneficially owned in the aggregate by the other Participants. Each of the Participants disclaims beneficial ownership of such shares of Common Stock except to the extent of his or its pecuniary interest therein.